                           SHARE EXCHANGE AGREEMENT

                                  by and among

                           PEACHTREE FIBEROPTICS, INC.
                                  as Acquiror,

                             VFINANCE HOLDINGS, INC.
                                 as one Acquiree
                                       and
                               the Shareholders of
                            VFINANCE HOLDINGS, INC.,

                                       and

                                UNION ATLANTIC LC
                              as the other Acquiree
                                       and
                                 the Members of
                                UNION ATLANTIC LC

                      as more particularly set forth herein



                                November 8, 1999













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                            SHARE EXCHANGE AGREEMENT


         THIS SHARE EXCHANGE AGREEMENT ("this Agreement") is made and entered into as of this 8th day of November, 1999 by and among PEACHTREE FIBEROPTICS, INC., a Delaware corporation ("PFI"), VFINANCE HOLDINGS, INC., a Florida corporation ("VHI") and the shareholders of VHI listed on the counterpart signature pages hereto constituting all of the shareholders of VHI (collectively, "VHI Shareholders"); and UNION ATLANTIC LC a Florida limited liability company ("UALC"), and the members of UALC listed on the counterpart signature pages hereto constituting all of the members of UALC (collectively, "UALC Members").


                                   RECITALS:

         A. The VHI Shareholders own all of the issued and outstanding shares of the capital stock of VHI.

         B. PFI is willing to acquire all of the issued and outstanding capital stock of VHI, making VHI a wholly owned subsidiary of PFI, and the VHI Shareholders desire to exchange all of their shares of VHI's capital stock for
2.8 million shares of PFI common stock.

         C. It is the intention of the parties hereto that: (i) PFI acquire all of the issued and outstanding capital stock of VHI in exchange solely for the consideration set forth below (the "VHI Exchange"); and (ii) the VHI Exchange qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each jurisdiction where the VHI Shareholders reside.

         D. The UALC Members own all of the membership interests in UALC.


         E. PFI is willing to acquire all of the membership interests and designated membership interests in UALC, making UALC a wholly owned, single member limited liability company, and the UALC Members desire to exchange all of their interests in UALC for 4,000,000 shares of PFI common stock that is authorized to elect 60% of the Directors of PFI by a vote of the holders representing 75% of such common stock (the "Class B Shares") as provided below and for 155,000 shares of PFI common stock to the one UALC Member and certain persons who have been granted Designated Member Rights of UALC.


         F. It is the intention of the parties that: (i) PFI acquire all of the membership interests in UALC in exchange solely for the consideration set forth below (the "UALC Exchange"); and (ii) the UALC Exchange qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each jurisdiction where the UALC Members reside.

         G. It is the intention of the parties that the VHI Exchange and the UALC Exchange (collectively, "the Exchanges"), together, qualify as a tax-free exchange under Section 351 of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties, intending to be legally bound, agree as follows:

SECTION 1.  VHI EXCHANGE

         1.1 Acquisition of Shares. In a transaction intended to qualify as a tax-free exchange under Section 351 of the Internal Revenue Code of 1986, as amended, on the Closing Date (as defined below), the VHI Shareholders will transfer to PFI all of the issued and outstanding shares of capital stock of VHI (the "VHI Shares") in exchange for 2.8 million shares of PFI's common stock (the "PFI-VHI Shares"). The allocation of the PFI-VHI Shares to the VHI Shareholders is set forth on Exhibit A hereto.

         1.2 Delivery of VHI Shares. On the Closing Date, the VHI Shareholders will deliver to PFI the certificates representing the VHI Shares, duly endorsed in blank or with stock powers executed in blank. Simultaneously, PFI will deliver certificates representing the PFI-VHI Shares to the VHI Shareholders.

         1.3 Investment Intent. The PFI-VHI Shares have not been registered under the Securities Act of 1933, as amended ("the Act"), and may not be resold unless they are registered under the Act or an exemption from such registration is available. The VHI Shareholders represent and warrant that each of them is acquiring the PFI-VHI Shares for its own account, for investment, and not with a view to the sale or distribution of the PFI-VHI Shares. Each certificate representing the PFI-VHI Shares will have a legend thereon incorporating language as follows:


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         The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended ("the Act"). The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF VHI AND VHI SHAREHOLDERS

         VHI and the VHI Shareholders hereby represent and warrant as follows (except that with respect to the VHI Shareholders, such representations and warranties will be to the best of their knowledge, other than with respect to
Section 2.2):

         2.1 Organization and Good Standing. VHI is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. VHI does not have any subsidiaries.

         2.2 Ownership of VHI Shares. Each of the VHI Shareholders represents as to its respective ownership of VHI Shares, that it is the owner of record and beneficially of all of the shares of capital stock of VHI listed in its name on Exhibit A hereto, all of which shares are free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred, except pursuant to this Agreement. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating either VHI or the VHI Shareholders to issue, sell or transfer any stock or other securities of VHI.

         2.3 Financial Statements, Books and Records. There has been previously delivered to PFI the unaudited balance sheet of VHI as at September 30, 1999 (the "VHI Balance Sheet") and the related statement of operations for the period then ended (collectively "the VHI Financial Statements") which have been compiled and not prepared in accordance with GAAP. The VHI Financial Statements fairly represent the financial position of VHI as at such date and the results of its operations for the period then ended.

         2.4 No Material Adverse Changes. Since the date of the Balance Sheet there has not been:

              (i) any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of VHI;

              (ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of VHI, whether or not covered by insurance;

              (iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of VHI's capital stock;

              (iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by VHI of any properties or assets; or

              (v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

         2.5 Compliance with Laws. VHI has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of VHI.

         2.6 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

              (i) violate any provision of the Articles of Incorporation or By-Laws of VHI;


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              (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which VHI is a party or by or to which it or any of its assets or properties may be bound or subject;

              (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, VHI, or upon the properties or business of VHI; or

              (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated by this Agreement which could have a materially adverse effect on the business or operations of VHI.

         2.7 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving VHI. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving VHI or any of its properties or assets.

         2.8 Brokers or Finders. No broker's or finder's fee will be payable by VHI in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by VHI or the VHI Shareholders.

         2.9 Real Estate. VHI neither owns real property nor is a party to any leasehold agreement.

         2.10 Tangible Assets. VHI has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, owned or leased by VHI, any related capitalized items or other tangible property material to the business of VHI ("the VHI Tangible Assets"). Except as set forth on Schedule 2.10, VHI holds all rights, title and interest in all the VHI Tangible Assets shown on the Balance Sheet or acquired by it after the date of the Balance Sheet free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances.

         2.11 Liabilities. VHI does not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise (collectively "liabilities"), which were not fully, fairly and adequately reflected on the Balance Sheet. As of the Closing Date, except for liabilities incurred in the ordinary course of its business, VHI will not have any liabilities, other than those fully and adequately reflected on the VHI Balance Sheet.

         2.12 Operations of VHI. Except as set forth on Schedule 2.12, from the date of the VHI Balance Sheet and through the Closing Date, VHI has not and will not have:

              (i) incurred any indebtedness for borrowed money;

              (ii) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

              (iii) made any material loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other material loan or advance otherwise than in the ordinary course of business;

              (iv) except in the ordinary course of business, incurred or assumed any material indebtedness or liability (whether or not currently due and payable);

              (v) disposed of any assets of VHI except in the ordinary course of business; or

              (vi) issued any equity securities or rights to acquire such equity securities.

         2.13 Capitalization. The authorized capital stock of VHI consists of 40,000,000 shares of common stock of which 1,500,000 shares are presently issued and outstanding, and 20,000,000 shares of preferred stock, none of which are outstanding. Neither VHI nor any of the VHI Shareholders has granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of VHI.


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         2.14 Full Disclosure. No representation or warranty by VHI or the VHI
Shareholders in this Agreement or in any document or schedule to be delivered by any of them under this Agreement, and no written statement, certificate or instrument furnished or to be furnished to PFI under this Agreement, or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of VHI.

SECTION 3. UALC EXCHANGE


         3.1 Acquisition of Interests. In a transaction intended to qualify as a tax-free exchange under Section 351 of the Internal Revenue Code of 1986, as amended, on the Closing Date (as defined below), the UALC Members will transfer to PFI all of the Interest in UALC (the "UALC Interests") in exchange for 4,000,000 shares of PFI's Class B Shares and for 155,000 shares of PFI common stock which shall be allocated to one UALC member and certain individuals who have been granted Designated Member Rights (the "PFI-UALC Shares"). The allocation of the PFI-UALC Shares to the UALC Members and Designated Members is set forth on Exhibit B.

         3.2 Delivery of UALC Interests. On the Closing Date, the UALC Members will deliver to PFI the certificates, if there are any, representing the UALC Interests, duly endorsed in blank or with transfer powers executed in blank or executed Assignments of Interest, in form acceptable to counsel for PFI. Simultaneously, PFI will deliver certificates representing the PFI-UALC Shares to the UALC Members.

         3.3 Investment Intent. The PFI-UALC Shares have not been registered under the Act, and may not be resold unless they are registered under the Act or an exemption from such registration is available. The UALC Members represent and warrant that each of them is acquiring the PFI-UALC Shares for its own account, for investment, and not with a view to the sale or distribution of the PFI-UALC Shares. Each certificate representing the PFI-UALC Shares will have a legend thereon incorporating language as follows:

         The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended ("the Act"). The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act.


SECTION 4. REPRESENTATIONS AND WARRANTIES OF UALC AND UALC MEMBERS

         UALC and the UALC Members hereby represent and warrant as follows (except that with respect to the UALC Members, such representations and warranties will be to the best of their knowledge, other than with respect to
Section 4.2):

         4.1 Organization and Good Standing. UALC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.

         4.2 Ownership of UALC Interests. Each of the UALC Members represents as to its respective ownership of an UALC Interests, that it is the owner of record and beneficially of all of the UALC Interest listed in its name on Exhibit B, all of which UALC Interest is free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred, except pursuant to this Agreement. Except with respect to the Designated Members, as described in Exhibit B, there are no outstanding subscriptions, rights, options, warrants or other agreements obligating either UALC or the UALC Members to issue, sell or transfer any interest in UALC.

         4.3 Financial Statements, Books and Records. There has been previously delivered to PFI the unaudited balance sheet of UALC as at September 30, 1999 (the "UALC Balance Sheet") and the related statement of operations for the period then ended (collectively "the UALC Financial Statements") which are compiled and not prepared in accordance with GAAP. The UALC Financial Statements fairly represent the financial position of UALC as at such date and the results of its operations for the period then ended. The parties to this Agreement understand and agree that prior to or following the Transactions, UALC will establish reasonable reserves for its accounts receivable consistent with GAAP which could result in a material reduction in UALC's net accounts receivable.

         4.4 No Material Adverse Changes. Since the date of the Balance Sheet there has not been:

              (i) any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of UALC;

              (ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of UALC, whether or not covered by insurance;

              (iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of UALC's interests;

              (iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by UALC of any properties or assets; or

              (v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

         4.5 Compliance with Laws. UALC has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of UALC.

         4.6 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

              (i) violate any provision of the Articles of Organization, Regulations or Operating Agreement of UALC;

              (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which UALC is a party or by or to which it or any of its assets or properties may be bound or subject;

              (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, UALC, or upon the properties or business of UALC; or

              (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated by this Agreement which could have a materially adverse effect on the business or operations of UALC.

         4.7 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving UALC. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving UALC or any of its properties or assets.

         4.8 Brokers or Finders. No broker's or finder's fee will be payable by UALC in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by UALC or the UALC Members.

         4.9 Real Estate. UALC neither owns real property nor is a party to any leasehold agreement.

         4.10 Tangible Assets. UALC has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, owned or leased by UALC, any related capitalized items or other tangible property material to the business of UALC (the "UALC Tangible Assets"). Except as set forth on Schedule 4.10, UALC holds all rights, title and interest in all the UALC Tangible Assets shown on the Balance Sheet or acquired by it after the date of the Balance Sheet free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances.


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         4.11 Liabilities. UALC does not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise (collectively, "liabilities") which were not fully, fairly and adequately reflected on the Balance Sheet. As of the Closing Date, except for liabilities incurred in the ordinary course of its business, UALC will not have any liabilities, other than those fully and adequately reflected on the UALC Balance Sheet.

         4.12 Operations of UALC. Except as set forth on Schedule 4.12, from the date of the UALC Balance Sheet and through the Closing Date, UALC has not and will not have:

              (i) incurred any indebtedness for borrowed money;

              (ii) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its interests;

              (iii) made any material loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other material loan or advance otherwise than in the ordinary course of business;

              (iv) except in the ordinary course of business, incurred or assumed any material indebtedness or liability (whether or not currently due and payable);

              (v) disposed of any assets of UALC except in the ordinary course of business; or

              (vi) issued any interests or rights to acquire such interests.

         4.13 Capitalization. The UALC Members have contributed $18,000 to the capital of UALC in exchange for the UALC Interests. Except with respect to the Designated Members Rights, as described in Exhibit B, neither UALC nor any of the UALC Members has granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the UALC Interests.

         4.14 Full Disclosure. No representation or warranty by UALC or the UALC Members in this Agreement or in any document or schedule to be delivered by any of them under this Agreement, and no written statement, certificate or instrument furnished or to be furnished to PFI under this Agreement, or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of UALC.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF PFI

         PFI represents and warrants to VHI, the VHI Shareholders, UALC, and the UALC Members as follows:


         5.1 Organization and Good Standing. PFI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted. The authorized capital stock of PFI presently consists of 20,000,000 shares of Common Stock, of which 546,334 shares are issued and outstanding as of September 30, 1999, with obligations by PFI is issue an additional 778,666 shares plus various grants of options or warrants prior to, concurrent with, or following the Exchanges. Either prior to the Closing Date, or within 120 days thereafter, PFI will amend its Articles of Incorporation to permit the issuance of the Class B Shares. If the issuance of the Class B Shares has not been authorized prior to the Closing Date, then PFI must issue to the UALC Members shares of PFI stock common in the same amounts to the UALC Members designated to receive the Class B Shares as set forth on Exhibit B; and, immediately following the due authorization of the Class B Shares, each of the UALC Members designated to receive the Class B Shares will be entitled to exchange those shares of PFI common stock for an equivalent number of Class B Shares. PFI is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by PFI or the nature of the business transacted by it make such license or qualification necessary.

         5.2 The Class B Shares. The Class B Shares to be issued to the UALC Members (and any shares of common stock issued prior to the authorization of the Class B Shares) described in Exhibit B have been or will have been duly authorized by all necessary corporate and shareholder actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable. The Class B Shares shall be authorized to elect 60% of the Directors of PFI by a vote of the holders representing 75% of such Class B Shares. The Class B Shares shall be convertible at any time on a 1:1 basis into the common stock of PFI in the sole and absolute discretion of the holder of the Class B Shares.


         5.3 Financial Statements, Books and Records. The audited balance sheet of PFI as at December 31, 1998, and statements of operations for the periods then ended previously delivered to VHI were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods, and such financial statements fairly represent the financial position of PFI as at such dates and the results of its operations for the periods then ended. The un-audited balance sheet of PFI as at September 30, 1999, and statements of operations for the periods then ended previously delivered to VHI were compiled but were not prepared in accordance with GAAP applied on a consistent basis with prior periods. However, such compiled financial statements fairly represent the financial position of PFI as at such dates and the results of its operations for the periods then ended.

         5.4 No Material Adverse Changes. Since September 30, 1999, there has not been:

              (i) any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of PFI;

              (ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of PFI, whether or not covered by insurance;

              (iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of PFI's capital stock;

              (iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by PFI of any properties or assets; or

              (v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

         5.5 Compliance with Laws. PFI has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to their businesses which, if not complied with, would materially and adversely affect the business of PFI or the trading market for the shares of PFI's Common Stock.

         5.6 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

              (i) violate any provision of the Articles of Incorporation or By-Laws of PFI;

              (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which PFI is a party or by or to which it or any of its assets or properties may be bound or subject;

              (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, PFI or upon the securities properties or business of PFI; or

              (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

         5.7 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving PFI. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving PFI or any of its properties or assets. Except as set forth on Schedule 5.7, there is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding.

         5.8 Brokers or Finders. No broker's or finder's fee will be payable by PFI in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by PFI.

         5.9 Liabilities. PFI does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (collectively, "liabilities"), which were not fully, fairly and adequately reflected on the September 30, 1999 Balance Sheet. As of the Closing Date, except for liabilities incurred in the ordinary course of business, PFI will not have any liabilities, other than liabilities fully and adequately reflected on the September 30, 1999 Balance Sheet.

         5.10 Listing of Shares and Reporting Obligations. PFI's shares of Common Stock are traded on OTC BB under the symbol "VFIN". PFI is subject to the periodic reporting responsibilities under the Securities Exchange Act of 1934 by reason of Section 15(d) of such Act. Except with respect to the filing of its Form 10-QSB for the quarter ended September 30, 1999, PFI has made all filings under the Securities Exchange Act of 1934 since having its Common Stock registered under the Securities Act of 1933, as amended, and such filings are true, complete and accurate in all material respects, and were prepared and filed in compliance with applicable laws, rules and regulations.

         5.11 Operations of PFI. Except as set forth on Schedule 5.11, since September 30, 1999, and through the Closing Date, PFI has not and will not have:

              (i) incurred any indebtedness for borrowed money;

              (ii) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

              (iii) made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

              (iv) except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

              (v) disposed of any assets of PFI except in the ordinary course of business; or

              (vi) issued any equity securities or rights to acquire such equity securities except as contemplated or previously disclosed by the parties or as otherwise described herein.

         5.12 Authority to Execute and Perform Agreements. PFI has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of PFI enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by PFI of this Agreement, in accordance with its respective terms and conditions will not:

              (i) require the approval or consent of any governmental or regulatory body, the shareholders of PFI, or the approval or consent of any other person;

              (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to PFI, or any instrument, contract or other agreement to which PFI is a party or by or to which PFI is bound or subject; or

              (iii) result in the creation of any lien or other encumbrance on the assets or properties of PFI.

         5.13 Full Disclosure. No representation or warranty by PFI in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to VHI, the VHI Shareholders, UALC or the UALC Members under this Agreement or in connection with the execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of PFI.

SECTION 6. COVENANTS

         6.1 Examinations and Investigations. Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation and verification of the assets, properties, business and operations, books, records and financial condition of the other, including communications with suppliers, vendors and customers, as they each may reasonably require. No investigation by a party will, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of any other party under this Agreement. Consummation of the transactions contemplated by this Agreement will be subject to the fulfillment of due diligence procedures to the reasonable satisfaction of each of the parties and their respective counsel.

         6.2 Fairness Opinions. Prior to the Closing Date, PFI will obtain from an independent, reputable investment banker an opinion as to the value of VHI and UALC relative to PFI, which opinion must include an unqualified statement that the PFI-VHI Shares and the PFI-UALC Shares represent fair consideration for the VHI Shares and UALC Interests.

         6.3 Expenses. Each party agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

         6.4 Further Assurances. The parties will execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated hereby. Each party will use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

         6.5 Confidentiality. If the transactions contemplated by this Agreement are not consummated, each of the parties agrees to keep confidential any information disclosed to each other in connection therewith for a period of 2 years from the date hereof; provided, however, such obligation will not apply to information which:

              (i) at the time of disclosure was public knowledge;

              (ii) after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

              (iii) the receiving party had within its possession at the time of disclosure.

         6.6 Regulatory Filings. If PFI proposes to file any information or report with any governmental authority, including without limitation, the United States Securities and Exchange Commission, PFI will provide a copy of any such proposed information or report to VHI and UALC at least 72 hours prior to the proposed date of filing, and will cooperate with VHI and its counsel, and UALC and its counsel, with respect to their suggestions with respect to any such information or reports.

SECTION 7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF VHI AND THE
           VHI SHAREHOLDERS

         Notwithstanding any right of PFI to investigate fully the affairs of VHI, PFI has the right to rely fully upon the representations, warranties, covenants and agreements of VHI and the VHI Shareholders contained in this Agreement or in any document delivered to PFI by the latter or any of their representatives in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements will survive the execution and delivery of this Agreement and the Closing Date for 12 months following the Closing.

SECTION 8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF UALC AND THE
           UALC MEMBERS

         Notwithstanding any right of PFI fully to investigate the affairs of UALC, PFI has the right to rely fully upon the representations, warranties, covenants and agreements of UALC and the UALC Members contained in this Agreement or in any document delivered to PFI by the latter or any of their representatives in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements will survive the execution and delivery of this Agreement and the Closing for 12 months following the Closing Date.

SECTION 9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF PFI

         Notwithstanding any right of VHI, the VHI Shareholders, UALC or the Members of UALC to investigate fully the affairs of PFI, each of them may rely fully upon the representations, warranties, covenants and agreements of PFI contained in this Agreement or in any document delivered by PFI or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements will survive the execution and delivery of this Agreement and the Closing for 12 months following the Closing Date

SECTION 10. INDEMNIFICATION

         10.1 Obligation of VHI and the VHI Shareholders to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 7, VHI and the VHI Shareholders agree to indemnify, defend and hold harmless PFI, UALC and the UALC Members to the extent provided for herein, from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) ("a Loss"), based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

         10.2 Obligation of UALC and the UALC Members to Indemnify. Subject to the limitations on the survival of representations and warranties contained in
Section 8, UALC and the UALC Members agree to indemnify, defend and hold harmless PFI, VHI and the VHI Shareholders to the extent provided for herein, from and against any Loss, based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

         10.3 Obligation of PFI to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 9, PFI agrees to indemnify, defend and hold harmless VHI, the VHI Shareholders, UALC and the UALC Members from and against any Loss based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of PFI contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

         10.4 Release. VHI Shareholders and UALC Members (collectively, the "Releasor") do hereby forever release and discharge VHI and UALC and each of the individual VHI Shareholders, UALC Members and each of their affiliated companies, shareholders, partners, officers, directors, agents or representatives (collectively, "Releasee") from all claims, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, indemnifications, variances, trespasses, damages, judgments, extents, execution, claims, and demands whatsoever, in law, admiralty or equity, which against the Releasee the Releasor ever had, now has or hereafter can, shall, or may have for, upon or by reason of any matter, cause or thing related in whole or part to the debts and/or any obligations arising from or relating to the business, operations or corporate actions, in connection with VHI and/or UALC or their wholly owned subsidiaries or businesses, including without limitation the transactions and allocation of PFI securities as described in this Agreement.

SECTION 11. THE CLOSING

         The Closing will take place simultaneously with the execution hereof. At the Closing, the parties will provide one another with such documents as may be necessary or appropriate and customary in transactions of this sort in order to consummate the transactions contemplated hereby, including evidence of due authorization of the Agreement and the transactions contemplated hereby.

SECTION 12. MISCELLANEOUS

         12.1 Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement will in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

         12.2 Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

         12.3 Assignment. This Agreement is not assignable except by operation of law.

         12.4 Notices. Until otherwise specified in writing, the mailing addresses of the parties to this Agreement will be the last know mailing address of record or such other address which shall have been furnished in writing to the addressor.

         12.5 Governing Law. This Agreement will be construed, and the legal relations of the parties determined, in accordance with the laws of the State of Delaware, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

         12.6 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby may be issued by any party at any time from the signing of this Agreement without advance approval in writing of the form and substance thereof by the other parties.

         12.7 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, with respect thereto.

         12.8 Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

         12.9 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement will in no way affect the validity or enforcement of any other provision or any part thereof.

         12.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, will constitute an original copy hereof, but all of which together will be considered but one and the same document.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                      PEACHTREE FIBEROPTICS, INC.



                      By: /s/ Sidney Levine
                          ------------------------------------------------------
                          Sidney Levine, Director and Authorized Representative


                      VFINANCE HOLDINGS, INC.


                      By: /s/ Leonard J. Sokolow
                          ------------------------------------------------------
                          Leonard J. Sokolow, President


                      VHI SHAREHOLDERS:

                      INSINGER VENTURE CAPITAL LIMITED


                      By: /s/ Susan V. Demers
                          ------------------------------------------------------


                           Susan V. Demers         Authorized Representative
                          ------------------------

                      GENESIS PARTNERS, INC.




                      By: /s/ Leonard J. Sokolow
                          ------------------------------------------------------
                          Leonard J. Sokolow, President


                      TIMOTHY MAHONEY



                      By:  /s/ Timothy Mahoney
                          ------------------------------------------------------
                          Timothy Mahoney


                      UNION ATLANTIC LC

                      By: /s/ Timothy Mahoney
                          ------------------------------------------------------
                          Timothy Mahoney, Member and
                          Authorized Representative

                          UALC MEMBERS:


                          BAYARD MANAGEMENT SERVICES (BVI) LIMITED




                          By: /s/ Martyn Crespel
                             --------------------------------------------------
                             Martyn Crespel, Authorized Representative



                           GENESIS PARTNERS, INC.




                          By: /s/ Leonard J. Sokolow
                             --------------------------------------------------
                              Leonard J. Sokolow, President


                          HIGHLANDS GROUP

                          By:
                             --------------------------------------------------
                              Timothy Mahoney

                                    EXHIBIT A
                      EXCHANGE WITH VFINANCE HOLDINGS, INC.



                                 Shares of           Shares of
Name of                          VHI to be             PFI to
Shareholder                      Exchanged          be Received
-----------                      ---------          -----------

Insinger Venture Capital           500,000           933,334
Limited (1)

Timothy Mahoney                    500,000           933,333


Genesis Partners, Inc.             500,000           933,333

Grand Total                      1,500,000         2,800,000



(1) Wholly owned subsidiary of Insinger Bank. Formerly known as Insinger Venture Capital Fund, Limited. Shares of PFI to be received shall be issued in the name of Insinger Venture Capital Limited a wholly owned subsidiary of Insinger Bank.

                                    EXHIBIT B
                         EXCHANGE WITH UNION ATLANTIC LC


                                  Designated        Class B         Shares of
                 Interest in        Member         Shares of       PFI Common
Name of          UALC to be       Rights in          PFI to        Stock to be
Member            Exchanged         UALC          be Received       Received
------           -----------     -----------      -----------      -----------

Highlands
Group/               30 Units                       2,175,000
Timothy Mahoney

Genesis
Partners, Inc.       30 Units                       1,825,000

Bayard
Management
Services
(BVI) Ltd. (1)       30 Units                                        15,000(2)


Designated
Member
Interests                           1.4(3)                           140,000(3)




Grand Total          90 Units       1.4             4,000,000        155,000


(1) Wholly owned subsidiary of Insinger Bank. Shares of PFI to be received shall be issued in the name of Insinger Venture Capital Limited a wholly owned subsidiary of Insinger Bank.

(2) Other than its capital account balance reflected on the books and records of UALC immediately preceding the closing of the Exchanges, Bayard's Member Interest has no economic value because, pursuant to agreement between the UALC Members, Bayard has no interest in the profits, distributions, consulting success fees, or any other income whatsoever with respect to UALC as of March 31, 1999.

(3) Designated Member Rights represent a non-equity rights interest giving certain rights to the Designated Members to affiliate and associate with UALC as well as rights to share in certain fees and profits in UALC. These Designated Member Rights were granted in 1998. The Designated Members shall be entitled to exchange their Designated Member Rights as follows:



    Michael Sandler                     100,000
    Aaron Block                          20,000
    Dave Manovich                         5,000
    Bobby O'brien                         5,000
    Pierre Esneau                         5,000
    Bill Coldrick                         2,500
    Hoss Bozorgzad                        2,500
                                        -------
         Total                          140,000
                                        =======